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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-70878, 33-94350 and 333-05737) and on Form S-4
(Nos. 333-16275 and 333-20029) of Watson Pharmaceuticals, Inc. of our report dated February 7, 1997 except as to Note 2, which is as of February 27, 1997 appearing on page F-2 of the Watson Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.



Price Waterhouse LLP


Costa Mesa, California
March 28, 1997